As filed with the Securities and Exchange Commission on December 15, 2017

Registration No. 333-221526

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MYOVANT SCIENCES LTD.

(Exact name of registrant as specified in its charter)

Bermuda	98-1343578
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Suite 1, 3rd Floor

11-12 St. James’s Square

London SW1Y 4LB

United Kingdom

+44 203 318 9709

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Corporation Service Company

2711 Centerville Road

Wilmington, DE 19808

(866) 846-8765

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kenneth Guernsey Alison Haggerty Cooley LLP 3175 Hanover Street Palo Alto, CA 94304 (650) 843-5000	Frank Karbe Chief Financial Officer Myovant Sciences, Inc. 2000 Sierra Point Parkway, 9th Floor Brisbane, CA 94005 (650) 238-0250

From time to time after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:   ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Primary Offering:
Common Shares, par value $0.000017727 per share	(2)	(3)	(3)	—
Preference Shares, par value $0.000017727 per share	(2)	(3)	(3)	—
Debt Securities	(2)	(3)	(3)	—
Warrants	(2)	(3)	(3)	—
Total Primary Offering	(2)		$300,000,000	$37,350.00 (4)
Secondary Offering:
Common Shares, par value $0.000017727 per share, issuable upon the exercise of warrant	49,800	(5)	$587,640 (6)	$73.17
Total			$300,587,640	$37,423.17

(1)	Calculated pursuant to Rule 457(o) under the Securities Act.
(2)	There are being registered hereunder such indeterminate number of common shares and preference shares, such indeterminate principal amount of debt securities and such indeterminate number of warrants to purchase common shares, preference shares or debt securities as shall have an aggregate initial offering price not to exceed $300,000,000. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $300,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or in combination with other securities registered hereunder. The securities registered also include such indeterminate number of common shares and preference shares and amount of debt securities as may be issued upon conversion of or exchange for preference shares or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of common shares and preference shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(3)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(4)	Registration fee previously paid.
(5)	The proposed maximum aggregate offering price per common share will be determined from time to time in connection with, and at the time of, sale by the holder of such common shares named in the registration statement.
(6)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act based on an average of the high and low reported sales prices of the registrant’s common shares as reported on the New York Stock Exchange on December 11, 2017.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 15, 2017

PROSPECTUS

$300,000,000

Common Shares

Preference Shares

Debt Securities

Warrants

and

49,800 Common Shares Offered by the Selling Securityholder

From time to time, we may offer up to $300,000,000 of any combination of the securities described in this prospectus in one or more offerings. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable antidilution provisions.

In addition, the selling securityholder named in this prospectus may from time to time offer up to 49,800 of our common shares on the terms described in this prospectus or in an applicable prospectus supplement. We will not receive any proceeds from any sale of these common shares by the selling securityholder.

This prospectus provides a general description of the securities we may offer. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

Our common shares are listed on the New York Stock Exchange, or the NYSE, under the symbol “MYOV.” On December 15, 2017, the last reported sales price of our common shares was $11.62 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the NYSE or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

We and the selling securityholder will sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we or the selling securityholder expect to receive from such sale will also be set forth in a prospectus supplement.

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                 , 2017.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $300,000,000 and the selling securityholder named in this prospectus may offer up to 49,800 of our common shares. This prospectus provides you with a general description of the securities we may offer.

Each time we or the selling securityholder sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We or the selling securityholder may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we or the selling securityholder may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described below under the heading “Incorporation of Certain Information By Reference,” before investing in any of the securities offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

You should rely only on the information that we have provided or incorporated by reference in this prospectus, the applicable prospectus supplement and any related free writing prospectus that we or the selling securityholder may authorize to be provided to you. Neither we nor the selling securityholder have authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we or the selling securityholder may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Consent under the Exchange Control Act 1972 (and its related regulations) has been obtained from the Bermuda Monetary Authority for the issue and transfer of our shares, warrants and other securities to and between residents and non-residents of Bermuda for exchange control purposes provided our shares remain listed on an appointed stock exchange, which includes the NYSE. In granting such consent, neither the Bermuda

Monetary Authority nor the Registrar of Companies in Bermuda accepts any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus or any applicable prospectus supplement.

INDUSTRY AND MARKET DATA

Certain industry data and market data included in this prospectus and the documents incorporated by reference herein were obtained from independent third-party surveys, market research and other publicly available information. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference herein. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements and related notes, and the exhibits to the registration statement of which this prospectus is a part, before making your investment decision.

Unless the context indicates otherwise, as used in this prospectus, the terms “Myovant,” “the Company,” “we,” “us” and “our” refer to Myovant Sciences Ltd. and our subsidiaries. We use Myovant and the Myovant logo as trademarks in the United States and other countries. All other trademarks or trade names referred to in this prospectus are the property of their respective owners.

Our Company

Overview

We are a clinical-stage biopharmaceutical company focused on developing and commercializing innovative therapies for women’s health and endocrine diseases. Our goal is to be the leading global biopharmaceutical company focused on women’s health and endocrine diseases in areas of high unmet medical need. Our lead product candidate is relugolix, an oral, once-daily, small molecule that acts as a gonadotropin-releasing hormone, or GnRH, receptor antagonist. We are advancing relugolix for the treatment of heavy menstrual bleeding associated with uterine fibroids, endometriosis-associated pain and advanced prostate cancer. In addition, we are developing MVT-602, an oligopeptide kisspeptin agonist, for the treatment of female infertility as part of the hormonal preparation used in assisted reproduction. Both relugolix and MVT-602 were licensed to us by Takeda Pharmaceuticals International AG, or Takeda.

Relugolix

We are developing relugolix in three indications: heavy menstrual bleeding associated with uterine fibroids, endometriosis-associated pain, and advanced prostate cancer. Relugolix is an oral, once-daily, small molecule that acts as a GnRH receptor antagonist that binds to and inhibits GnRH receptors in the anterior pituitary gland. Inhibition of GnRH receptors decreases the release of gonadotropins (luteinizing hormone and follicle-stimulating hormone), thereby decreasing the downstream production of estrogen and progesterone by the ovaries in women and testosterone by the testes in men.

As a GnRH receptor antagonist, relugolix has a clinically-validated mechanism of action in each of our three target indications. Lowering estrogen levels decreases heavy menstrual bleeding in women with uterine fibroids and improves the pelvic pain associated with endometriosis. Decreasing testosterone slows the growth and progression of advanced prostate cancer and is the central objective of treatment once the disease has recurred following definitive treatment with prostatectomy or radiation therapy or in men presenting with advanced prostate cancer. Injectable GnRH agonists are currently approved to treat uterine fibroids, endometriosis, and prostate cancer, and an injectable GnRH antagonist is approved to treat men with prostate cancer.

In our clinical programs for our target women’s health indications, a maximally estrogen-suppressive dose of relugolix (40 mg) will be co-administered orally, once daily with low-dose estradiol and progestin add-back therapy, with the goal of minimizing side-effects typically associated with low estrogen levels (such as bone mineral density loss and hot flashes) while maximizing the benefit of low estrogen levels on symptoms of uterine fibroids and endometriosis. We intend to commercialize relugolix, if approved, in our target women’s health indications as a fixed-dose combination product, which is a once-daily single pill containing both relugolix and low-dose estradiol and progestin. The hormonal add-back therapy we intend to use consists of estradiol (1.0 mg) and norethindrone acetate, or NETA, (0.5 mg) and is a formulation currently approved for use to lower the side effect of bone mineral density loss and reduce vasomotor symptoms (hot flashes) in postmenopausal women. We believe relugolix with low-dose hormonal add-back therapy has the potential to have a better safety and tolerability profile than the currently approved GnRH therapies and has the potential to be used longer-term. The goal of this longer-term treatment is to provide women with uterine fibroids and endometriosis a medical alternative to hysterectomy and other invasive procedures often recommended to treat these conditions. In our clinical program for men with prostate cancer, a maximally testosterone-suppressive dose of relugolix (120 mg) will be administered orally, once daily. We believe relugolix has a well-defined safety profile, based on its evaluation in more than 1,600 study participants to date, in Phase 1, multiple large, randomized Phase 2 and Phase 3 clinical trials, including, in some cases, at doses of 120 mg/day administered to men for more than one year.

The following table summarizes the status of our relugolix development programs:

Compound	Clinical Indication	Development Stage	Myovant Commercial Rights

Relugolix with Hormonal Add-Back Therapy
	Uterine Fibroids — Heavy Menstrual Bleeding	Phase 3 — Initiated Q1 2017	Global, Excluding Takeda Territory[1]
(LIBERTY 1 & LIBERTY 2 Trials)
	Endometriosis — Pain	Phase 3 — Initiated Q2 2017	Global, Excluding Takeda Territory[1]
(SPIRIT 1 & SPIRIT 2 Trials)

Relugolix
	Advanced Prostate Cancer	Phase 3 — Initiated Q1 2017	Global, Excluding Takeda Territory[1]
(HERO Trial)
[1]	Takeda Territory includes Japan, China, Hong Kong, Indonesia, Korea, Malaysia, Philippines, Singapore, Taiwan, Thailand, and Vietnam, including, in each case, the territories and possessions of each of the foregoing.

Uterine Fibroids

Uterine fibroids are noncancerous tumors composed of smooth muscle and fibrous connective tissue that develop in or on the walls of the uterus. In addition to an individual’s genetic predisposition, estrogens are well known to play an important role in the regulation of fibroid growth. Although uterine fibroids are benign tumors that are often asymptomatic, they can cause debilitating symptoms such as abnormal uterine bleeding, heavy or painful periods, anemia, abdominal pain, backache, increased abdominal girth and bloating, urinary frequency or retention, constipation or painful defecation, pregnancy loss, painful intercourse and, in some cases, infertility. These symptoms can also lead to loss of productivity at work, limitations in normal activities of daily living, and social embarrassment.

Uterine fibroids are among the most common reproductive tract tumors in women. We estimate approximately 5 million women in the United States suffer from symptoms of uterine fibroids, approximately 3 million of whom are inadequately treated by current medical therapy and require further treatment.

The current approach to treating uterine fibroids includes both medical and surgical options. The recommended treatment for a given patient is dependent on factors such as the patient’s desire to become pregnant in the future, the importance of uterine preservation, symptom severity, and tumor characteristics. Medical options include oral contraceptives, tranexamic acid, and GnRH agonists. The current standard of care for the treatment of patients with mild symptoms includes the use of oral contraceptives or nonsteroidal anti-inflammatory drugs, or NSAIDs, which are generally prescribed at the time of initial diagnosis. These therapeutic options, however, often do not provide sufficient relief to the many patients with more moderate-to-severe symptoms. These women require additional treatment to relieve excessive bleeding and pain. Tranexamic acid, an antifibrinolytic agent, is approved for use to treat heavy menstrual bleeding. GnRH agonists are used for short-term therapy and may involve low-dose estradiol and progestin hormonal add-back therapy to lower the side effect of bone mineral density loss and reduce vasomotor symptoms generally associated with GnRH agonists. Surgical intervention, such as myomectomy or hysterectomy, are often used to treat the heavy bleeding and symptoms associated with uterine fibroids; however, these procedures may result in post-operative complications, complications with future pregnancy, or even preclude the potential for future pregnancies. Even if a future pregnancy is not desired, many women prefer to avoid surgical intervention. However, heavy menstrual bleeding associated with uterine fibroids is a leading cause of hysterectomy, resulting in approximately 250,000 hysterectomies per year in the United States alone.

Our Phase 3 Program for Uterine Fibroids

We initiated a Phase 3 clinical program in January 2017, evaluating relugolix in women with heavy menstrual bleeding associated with uterine fibroids. The program consists of two international, replicate pivotal clinical trials (LIBERTY 1 and LIBERTY 2). Each trial randomizes women 1:1:1 to one of three treatment arms: relugolix 40 mg once daily co-administered with commercially available low-dose hormonal add-back therapy for 24 weeks, relugolix 40 mg once daily monotherapy for 12 weeks followed by relugolix 40 mg once daily co-administered with hormonal add-back therapy for an additional 12 weeks, or placebo once daily for a period of 24 weeks. We expect to enroll approximately 390 women in each of the two replicate LIBERTY 1 and LIBERTY 2 trials. Eligible women completing the initial 24-week period will be offered an active treatment extension with relugolix 40 mg once daily co-administered with hormonal add-back therapy for an additional 28-week period, or a total treatment period of 52 weeks, to evaluate the safety of longer-term treatment.

The primary efficacy endpoint for LIBERTY 1 and LIBERTY 2 is the proportion of all women enrolled who achieve a menstrual blood loss volume of less than 80 mL and at least a 50% reduction in menstrual blood loss volume from baseline over the last month of treatment as measured by the alkaline hematin method, a quantitative measurement of menstrual blood loss. The secondary efficacy endpoints include measures of change from baseline in hemoglobin, assessment of the impact of therapy on quality-of-life measures, the reduction in uterine and fibroid volume, and pain reduction. Safety, including bone mineral density changes as measured by dual-energy x-ray absorptiometry, is also being assessed. If the results of LIBERTY 1 and LIBERTY 2 are favorable, we intend to submit a new drug application, or NDA, to the FDA in 2019. We will conduct a bridging study intended to support approval of the fixed-dose combination of relugolix with low-dose estradiol and progestin. We may conduct additional clinical trials to further support the commercial potential of relugolix in uterine fibroids in the United States and other major markets.

Takeda Phase 3 Clinical Development for Uterine Fibroids

In October 2017, Takeda reported positive top-line results from its Phase 3 trial in Japan evaluating the efficacy and safety of relugolix compared with leuprorelin for the treatment of heavy menstrual bleeding associated with uterine fibroids. In this trial, relugolix was observed to be statistically non-inferior to leuprorelin (P = 0.0013), meeting the trial’s primary endpoint, the proportion of patients achieving a pre-defined reduction in menstrual bleeding. Additionally, in November 2017, Takeda reported positive top-line results from its Phase 3 trial in Japan evaluating the efficacy and safety of relugolix for the treatment of pain associated with uterine fibroids. Takeda reported that the primary endpoint was met with 57.6% of women with uterine fibroids treated with relugolix demonstrating a marked improvement in pain symptoms compared to 3.1% of women receiving placebo (P < 0.0001). Adverse events in the study were consistent with the mechanism of action of relugolix and adverse events observed in previous clinical studies.

The Phase 3 data from each of these trials will be available to us, and may be used to support our NDA. Takeda plans to submit the data from both of these trials to regulatory authorities in Japan for marketing authorization of relugolix for the treatment of uterine fibroids. We will be solely responsible for obtaining FDA approval for relugolix in the United States.

Endometriosis

Endometriosis is a disease in which tissue that normally lines the uterus is found outside the uterine cavity. Endometriosis lesions commonly appear in the lower abdomen or pelvis or on ovaries, the bladder, or the colon. During the menstrual cycle, the lesions grow, differentiate, and shed into the abdomen, thereby inducing a cascade of inflammatory events. The symptoms associated with endometriosis can include painful periods and chronic pelvic pain, painful ovulation, pain during or after sexual intercourse, heavy bleeding, fatigue, and even infertility. Endometriosis can also impact general physical, mental, and social well-being.

According to the Endometriosis Foundation, endometriosis affects an estimated 1-in-10 women during their reproductive years and, in the United States, can take an average of 10 years from the onset of symptoms to accurately diagnose, often leading to unnecessary or inappropriate treatment. We estimate that approximately 6 million women in the United States suffer from symptomatic endometriosis, 1.2 million of whom are inadequately treated by oral contraceptives and require additional treatment.

Similar to uterine fibroids, lowering estrogen levels has been shown to reduce pain associated with endometriosis, and there are a variety of medical and surgical treatments available. Initial treatment usually involves over-the-counter pain medications, including NSAIDs, because pain is the primary symptom. In more severe cases, GnRH agonists such as leuprolide are used for short-term treatment and may involve hormonal add-back therapy. The FDA has approved Lupaneta Pack, or leuprolide administered with NETA (5 mg), to treat pain associated with endometriosis while lowering the side effect of bone mineral density loss and reducing vasomotor symptoms. For many patients, surgical intervention, typically laparoscopy with ablation of endometriotic lesions, is ultimately undertaken to relieve pain. After treatment with hormonal therapy or laparoscopic procedures, recurrence of endometriosis and related symptoms is common, resulting in repeated procedures for many women. In addition, approximately 100,000 endometriosis-related hysterectomies are performed each year in the United States, although hysterectomy is not a cure for endometriosis and pain associated with endometriosis will not necessarily subside following hysterectomy.

Our Phase 3 Clinical Development Plan for Endometriosis

We initiated a Phase 3 clinical program in June 2017 consisting of two international, replicate pivotal clinical trials (SPIRIT 1 and SPIRIT 2), evaluating relugolix in women with endometriosis-associated pain. Each trial randomizes women 1:1:1 to one of three treatment arms: relugolix 40 mg once daily co-administered with low-dose hormonal add-back therapy for 24 weeks, relugolix 40 mg once daily monotherapy for 12 weeks followed by relugolix 40 mg once daily co-administered with hormonal add-back therapy for an additional 12 weeks, or placebo once daily for a period of 24 weeks. We expect to enroll approximately 600 women in each of the two replicate SPIRIT 1 and SPIRIT 2 trials. Eligible women completing the initial 24-week period will be offered an active treatment extension with relugolix 40 mg once daily co-administered with hormonal add-back therapy for an additional 28-week period, or a total treatment period of 52 weeks, to evaluate the safety of longer-term treatment.

The co-primary efficacy endpoints for these trials are the proportion of all women enrolled with reductions in both dysmenorrhea, or menstrual pelvic pain, and nonmenstrual pelvic pain, as assessed by an endometriosis-specific patient questionnaire administered daily, with no increase in background pain medication. Secondary endpoints will include additional questionnaires assessing functional changes associated with endometriosis-specific pain and quality of life, and the use of pain medications to treat endometriosis. Safety, including bone mineral density changes as measured by dual-energy x-ray absorptiometry, will be assessed. If the results of these trials are favorable, we intend to submit an NDA to the FDA in 2019. If not already completed for the uterine fibroid indication, we will conduct a bridging study intended to support approval of the fixed-dose combination of relugolix with low-dose estradiol and progestin. We may conduct additional clinical trials to further support the commercial potential of relugolix in endometriosis in the United States and other major markets.

Advanced Prostate Cancer

Prostate cancer is the second most prevalent form of cancer in men and the second leading cause of death due to cancer in men in the United States. According to the National Cancer Institute, approximately 2.9 million men are currently living with prostate cancer in the United States, and approximately 180,000 men are newly diagnosed each year. Men with prostate cancer are often asymptomatic at the earliest stages of disease and prostate cancer is generally understood to be slow to progress, leading to a median age at diagnosis of 66 years and a five-year survival rate of 98.9%.

If prostate cancer is diagnosed at a stage where it is confined to the prostate gland and immediate surroundings, it is generally treated by surgical removal of the prostate gland, or prostatectomy, or with radiation. Often, these procedures are successful in curing men of their disease. Men whose disease progresses after prostatectomy or radiation are said to have advanced prostate cancer. Advanced prostate cancer is defined as any of the following: PSA biochemical relapse following primary surgical or radiation therapy of curative intent; newly diagnosed metastatic prostate cancer; or advanced localized disease for which immediate radiation or surgical therapy is not indicated. The cure rate following surgery, depending on the stage of the cancer, is about 70% overall and, following radiation, about 50% to 60%. Approximately 25% to 30% of men will, therefore, progress to advanced disease, excluding those with metastatic disease at the time of diagnosis.

First-line treatment for advanced prostate cancer typically involves treatment with androgen deprivation therapies, or ADT, which are therapies that substantially reduce testosterone. This is because androgens, such as testosterone, promote the growth of cancerous prostate cells by binding to and activating the androgen receptor which, once activated, stimulates prostate cancer cell growth. ADT consisting of either medical castration or surgical castration, or removal of the testes which produce testosterone, can be successful in delaying prostate cancer progression. More than 80% of patients with advanced prostate cancer initially respond to ADT with varying degrees of tumor regression or stabilization. The duration and depth of response to ADT is presumably dependent on the underlying tumor biology and burden. Thus, patients with metastatic prostate cancer, or prostate cancer that has spread to other parts of the body, respond for an average of two years before any biochemical evidence of castration resistance occurs. By contrast, patients with biochemical-only evidence of progressive disease may respond to ADT for five years or more. As prostate cancer progresses, men remain on ADT while other therapies are added, typically until death.

The most commonly prescribed ADTs are GnRH agonists, such as long-acting leuprolide depot injections. GnRH agonists initially stimulate testosterone production, but with chronic stimulation of the GnRH receptors, the pituitary gland desensitizes and luteinizing hormone and follicle-stimulating hormone decrease with a resultant reduction in testosterone three to four weeks after the initiation of therapy. The initial stimulation of testosterone can cause an initial worsening of symptoms, or clinical flare. GnRH agonists are often given as depot formulations, requiring injections every month, three months or six months, and testosterone remains suppressed for weeks and months after cessation of therapy.

Our Phase 3 Clinical Development Plan for Advanced Prostate Cancer

We initiated a Phase 3 clinical trial, the HERO trial, in March 2017, for relugolix in men with advanced prostate cancer. Our Phase 3 HERO trial is enrolling men with advanced prostate cancer who require ADT and randomizes men to treatment with either oral relugolix 120 mg once daily (after a single oral loading dose of 360 mg) or a depot injection of leuprolide (per national or regional product label) for a period of at least 48 weeks. We expect to enroll approximately 1,125 men into this trial, with approximately 750 men enrolled into the active treatment arm and 375 men into the leuprolide arm. Based on FDA discussions, we are only required to conduct one Phase 3 trial with a single relugolix arm to gain approval for relugolix in men with advanced prostate cancer in the United States; however, we have designed the trial to include a second arm with leuprolide to demonstrate that treatment with relugolix is non-inferior to leuprolide in achieving sustained suppression of testosterone to castrate levels over 48 weeks, an outcome expected to be required for approval in other major markets.

The primary efficacy endpoint accepted by the FDA is testosterone suppression (≤ 50 ng/dL) from week 5, day 1 through week 48, day 7. Relugolix must demonstrate that the lower bound of the 2-sided 95% confidence interval for the percent of patients achieving testosterone suppression through 48 weeks is at least 90%. The secondary efficacy endpoint is PSA reduction as a percentage change from baseline. Testosterone suppression is an approvable endpoint in the United States and several hormonal therapies have been approved based on this endpoint. If the results of this trial are favorable, we intend to submit an NDA to the FDA. We may conduct additional clinical trials to further support the commercial potential of relugolix in prostate cancer in the United States and other major markets.

MVT-602

MVT-602, our second product candidate, is an oligopeptide kisspeptin agonist. Kisspeptin is a naturally-occurring peptide that stimulates GnRH release and is required for puberty and maintenance of normal reproductive function, including production of sperm, follicular maturation and ovulation, and production of estrogen and progesterone in women and testosterone in men. Myovant Sciences GmbH, or MSG, our wholly owned subsidiary, holds global commercial rights to MVT-602. In a Phase 1 study in healthy female volunteers conducted in the second half of 2017, a single injection of MVT-602 was observed to cause a dose-dependent luteinizing hormone surge. We intend to conduct additional Phase 1 evaluation in women to further characterize the pharmacokinetic and pharmacodynamic profile of MVT-602 prior to the initiation of a Phase 2 proof-of-concept clinical trial in 2018. MVT-602 is being developed as a potential treatment for female infertility in women as part of assisted reproduction, such as in vitro fertilization.

Approximately 1.5 million assisted reproduction cycles are performed each year worldwide. Further, approximately 25% of women suffering from infertility have problems achieving ovulation, including the inability to produce fully-matured eggs or the failure to ovulate, most commonly resulting from hormonal dysfunction in the GnRH-luteinizing hormone/follicle-stimulating hormone axis. We believe MVT-602 has the potential to be a safer alternative to human chorionic gonadotropin as a part of assisted reproduction for the treatment of female infertility.

We believe that MVT-602, an analog of the naturally-occurring kisspeptin peptide in humans, may mimic natural physiology by inducing a luteinizing hormone surge during IVF and other assisted reproductive technologies, enhancing the likelihood of successful egg maturation and ovulation at the right time without the serious side effect of ovarian hyperstimulation syndrome, or OHSS. While assisted reproductive technologies are effective, typically resulting in pregnancy in 20% to 35% of patients, the standard procedure has remained largely unchanged since inception and has potentially serious side effects. The most serious side effect of assisted reproduction is OHSS. Severe OHSS has been reported to occur in up to 2% of the general assisted reproduction population, and in up to 20% of patients at high-risk for developing OHSS. OHSS is thought to occur as a result of the nonphysiologic elevations in luteinizing hormone that occur as a result of egg maturation triggered with human chorionic gonadotropin and to a lesser extent the GnRH receptor agonists.

By acting upstream in the GnRH-axis to promote the release of physiologically normal levels of key hormones in the assisted reproduction cycle such as luteinizing hormone, kisspeptin agonists, such as MVT-602, may have the potential to trigger egg maturation without causing OHSS. A recently published investigator-sponsored trial where a native kisspeptin peptide (specifically, kisspeptin 54) was used in place of human chorionic gonadotropin as the egg-maturation trigger in the assisted reproduction cycle showed that none of the 60 high-risk patients developed moderate-to-severe OHSS and resulted in a live birth rate of up to 65.1% at the maximally efficacious dose tested. These encouraging results validate the potential use of kisspeptin analogs as a safe alternative to the standard egg maturation trigger in assisted reproduction protocols. To our knowledge, MVT-602 is the only kisspeptin agonist in clinical development and thus has the potential to become a safe alternative egg-maturation trigger in this space.

Our Key Agreements

License Agreement with Takeda

In April 2016, we entered into a license agreement with Takeda, or the Takeda Agreement. Pursuant to the Takeda Agreement, Takeda granted to us an exclusive, royalty-bearing license under certain patents and other intellectual property controlled by Takeda to develop and commercialize relugolix and MVT-602, and products containing these compounds for all human diseases and conditions. The territory for our exclusive license for relugolix covers all countries worldwide, except that Takeda retains exclusive rights to Japan, China, Hong Kong, Indonesia, Korea, Malaysia, Philippines, Singapore, Taiwan, Thailand, and Vietnam (including, in each case, the territories and possession of each of the foregoing), which we collectively refer to as the Takeda Territory. Takeda has granted us a nonexclusive license in the Takeda Territory to manufacture relugolix and to conduct development of relugolix for prostate cancer, solely for commercialization in our territory. The territory for our exclusive license for MVT-602 covers all countries worldwide. Our license includes a right of reference to regulatory materials related to relugolix and MVT-602 controlled by Takeda.

Under the Takeda Agreement, we granted to Takeda an exclusive, royalty-bearing license in the Takeda Territory under certain patents and other intellectual property controlled by us to develop and commercialize relugolix and products containing relugolix for all human diseases and conditions, subject to our nonexclusive rights to conduct development and manufacturing as described above. We also granted to Takeda a nonexclusive license in our territory to manufacture relugolix and MVT-602 and to conduct development of relugolix for uterine fibroids and endometriosis, in each case solely for commercialization in the Takeda Territory. Takeda’s license includes a right of reference to regulatory materials controlled by us. If Takeda determines not to seek regulatory approval for or to commercialize relugolix in any country in the Takeda Territory, then we have a right of first negotiation to acquire the rights to seek regulatory approval and commercialize relugolix in such country.

We are solely responsible, at our expense, for all activities related to the development of relugolix and MVT-602 in our territory and all activities related to the development of relugolix through the receipt of regulatory approval for prostate cancer in the Takeda Territory. Pursuant to the terms of the Takeda Agreement, we are required to use commercially reasonable efforts to develop and obtain regulatory approval of relugolix for the treatment, prevention, cure or control of symptoms associated with uterine fibroids or endometriosis and MVT-602 in our territory, as well as to develop and obtain regulatory approval of relugolix for prostate cancer in Japan and the United States. We are solely responsible, at our expense, for all activities related to the commercialization of relugolix and MVT-602 in our territory and must use commercially reasonable efforts to do so in each country in our territory in which we obtain regulatory approval. Takeda is solely responsible, at its expense, for all activities related to the commercialization of relugolix in the Takeda Territory, and must use diligent efforts to commercialize relugolix for prostate cancer in the Takeda Territory following receipt of regulatory approval.

We will pay Takeda a fixed, high single-digit royalty on net sales of relugolix and MVT-602 products in our territory, subject to certain agreed reductions. Takeda will pay us a royalty at the same rate on net sales of relugolix products for prostate cancer in the Takeda Territory, subject to certain agreed reductions. Royalties are required to be paid, on a product-by-product and country-by-country basis, until the latest to occur of the expiration of the last to expire valid claim of a licensed patent covering such product in such country, the expiration of regulatory exclusivity for such product in such country, or 10 years after the first commercial sale of such product in such country. Under the Takeda Agreement, there was no upfront payment and there are no payments upon the achievement of clinical development, marketing approval or sales milestones.

During the period commencing on the effective date of the Takeda Agreement and ending two years after the first commercial sale of product containing relugolix in a major market country, we and our controlling shareholder, Roivant Sciences Ltd., or RSL, have both agreed that we will not, directly or indirectly, and will cause all of our respective affiliates (other than any affiliate that is a public company) not to, alone or with others, research (or fund any research), develop, make, use, sell, offer for sale, or import any competing product in our territory or the Takeda Territory or enter into any agreement with any third party with respect to a license or other acquisition of rights relating to any competing product in our territory or the Takeda Territory. For these purposes, a competing product is (1) any small molecule oral GnRH receptor antagonist (other than a product containing relugolix) for uterine fibroids, endometriosis, or prostate cancer, and (2) any product containing MVT-602 for prostate cancer in the Takeda Territory. If, during such period, we or any of our nonpublic affiliates is acquired by a third party that is developing or commercializing a competing product, then we must divest our interest or terminate the development or commercialization of the competing product or cause our affiliate to do so.

The Takeda Agreement will expire, on a product-by-product and country-by-country basis, on the expiration of the royalty payment term described above for such product in such country. Either party may terminate the Takeda Agreement for the other party’s uncured material breach, challenge to the patents licensed under the Takeda Agreement, or insolvency. Takeda may terminate the Takeda Agreement with respect to a compound if we cease development or commercialization of such compound. We may terminate the agreement at will, in our sole discretion, in its entirety, or with respect to relugolix for prostate cancer or both endometriosis and uterine fibroids, or on a compound by compound basis for all fields, upon prior notice, with the notice period depending on the compound and field to be terminated and the regulatory status at the time that notice of termination is given. We may also terminate the agreement with respect to a compound for safety reasons or lack of commercial viability. If the agreement is terminated in its entirety or with respect to relugolix for prostate cancer, other than for safety reasons or by us for Takeda’s uncured material breach, prior to receipt of the first regulatory approval of relugolix for prostate cancer in Japan, then we must either reimburse Takeda for its out of pocket costs and expenses directly incurred in connection with Takeda’s completion of the relugolix development for prostate cancer, up to an agreed cap, or complete ourselves the conduct of any clinical trials of relugolix for prostate cancer that are ongoing as of the effective date of such termination, at our cost and expense. If we reimburse Takeda for such costs, then under certain circumstances we may be later reimbursed by Takeda through a royalty on sales of the terminated relugolix product.

In connection with the Takeda Agreement, we issued 5,077,001 common shares, then equal to 12% of our outstanding share capital, to Takeda pursuant to a subscription agreement, and also issued Takeda a warrant to enable it to maintain its 12% ownership of us through the one-year anniversary of the warrant, unless earlier terminated as a result of our change in control. We issued a total of 2,343,624 common shares to Takeda under this warrant prior to its expiration on April 30, 2017. We also entered into an investor rights agreement with Takeda, pursuant to which Takeda and RSL, the other shareholder party thereto, are entitled to certain rights with respect to the registration of their common shares under the Securities Act.

Manufacture and Supply Agreement with Takeda

In June 2016, we and Takeda’s affiliate, Takeda Pharmaceutical Company Limited, or Takeda Limited, entered into an agreement for the manufacture and supply of relugolix. Under this agreement, Takeda Limited will supply us, and we will obtain from Takeda Limited, all of our requirements for relugolix drug substance and drug product to be used under our development plans for all indications. If we request, Takeda Limited will assist us with a technical transfer of the manufacturing process for relugolix to us or our designee and we will pay the expenses related to such transfer.

Right of First Negotiation and Board Observer Agreement with Pfizer

In October 2016, we and an entity affiliated with Pfizer Inc., or the Pfizer Affiliate, entered into a right of first negotiation and board observer agreement, or the Pfizer Agreement. Pursuant to the Pfizer Agreement, we granted to the Pfizer Affiliate, upon the closing of the sale of at least $30.0 million of our common shares to the Pfizer Affiliate in our initial public offering, or the IPO, a right of first negotiation with respect to any transaction that we would propose to a third party involving (A) the license or sale of rights to develop and commercialize relugolix or MVT-602 for the treatment of heavy menstrual bleeding associated with uterine fibroids, endometriosis-associated pain, advanced prostate cancer, or female infertility as part of assisted reproduction, in each case, in a major market country, or (B) a change of control of Myovant or the sale or disposition of all or substantially all of our assets. The right of first negotiation will terminate upon the earliest of (1) the third anniversary of the IPO, (2) such time as the Pfizer Affiliate, together with its affiliates, owns less than 51% of the common shares purchased by the Pfizer Affiliate in the IPO, (3) a change of control of Myovant, (4) the sale or disposition of all or substantially all of our assets and (5) the liquidation or other dissolution of Myovant. In addition, during such period that the Pfizer Affiliate holds a right of first negotiation, one representative of the Pfizer Affiliate may attend any meetings of our board of directors in a non-voting observer capacity, subject to standard exceptions, such as conflict of interest. Such observer right will also terminate at such time as we file an NDA with the FDA for relugolix. The Pfizer Agreement will terminate upon the earliest of (1) the fifth anniversary of the closing of the IPO, (2) such time as the Pfizer Affiliate, together with its affiliates, owns less than 51% of the common shares purchased by the Pfizer Affiliate in the IPO, (3) a change of control of Myovant, (4) the sale or disposition of all or substantially all of our assets, (5) the liquidation or other dissolution of Myovant, and (6) such time as we file an NDA with the FDA for relugolix.

Option Agreement with Roivant Sciences Limited

In June 2016, we entered into an option agreement with RSL pursuant to which RSL granted to us an option to acquire the rights to products to which RSL or any non-public affiliate of RSL acquires the rights (other than a relugolix product or a competing product, as described under the section titled “-License Agreement with Takeda” above) for uterine fibroids or endometriosis, or for which the primary target indication is hormone-sensitive prostate cancer. Our option is exercisable at any time during the period commencing on November 1, 2016 (the date we closed the IPO) and ending two years following the date of first commercial sale of a relugolix product in a major market country. If we elect to exercise our option for a product, we will be required to reimburse RSL for 110% of any payments made by RSL or its affiliate for such product, and will receive an assignment of the agreement through which RSL or its affiliate acquired the rights to such product.

Information Sharing and Cooperation Agreement

In July 2016, we entered into an information sharing and cooperation agreement, or the Cooperation Agreement, with RSL. The Cooperation Agreement, among other things: (1) obligates us to deliver periodic financial statements and other financial information to RSL and to comply with other specified financial reporting requirements; and (2) requires us to supply certain material information to RSL to assist it in preparing any future SEC filings.

Subject to specified exceptions, the Cooperation Agreement will terminate upon the earlier of the mutual written consent of the parties or when RSL is no longer required by United States generally accepted accounting principles, or U.S. GAAP, to consolidate our results of operations and financial position, account for its investment in us under the equity method of accounting or, by any rule of the SEC, include our separate financial statements in any filings it may make with the SEC.

Services Agreements with Roivant Sciences, Inc. and Roivant Sciences GmbH

In July 2016, we and our wholly owned subsidiary Myovant Sciences, Inc., or MSI, entered into a formal services agreement, or the RSI Services Agreement, with Roivant Sciences, Inc., or RSI, a wholly owned subsidiary of RSL, effective April 29, 2016, under which RSI agreed to provide certain administrative and research and development services to us. Under the RSI Services Agreement, we pay or reimburse RSI for any expenses it, or third parties acting on its behalf, incurs for us. For any general and administrative and research and development activities performed by RSI employees, RSI charges back the employee compensation expense plus a pre-determined mark-up. RSI also provided such services prior to the formalization of the RSI Services Agreement, and such costs have been recognized by us in the period in which the services were rendered. Employee compensation expense, inclusive of base salary and fringe benefits, is determined based upon the relative percentage of time utilized on our matters. All other costs are billed back at cost. The accompanying consolidated financial statements include third-party expenses that have been paid by RSI and RSL.

In February 2017, we and MSI amended and restated the RSI Services Agreement, effective November 11, 2016, to include our wholly owned subsidiary, MSG, as a services recipient. In addition, in February 2017, MSG also entered into a separate services agreement with Roivant Sciences GmbH, or RSG, a wholly owned subsidiary of RSL, effective November 11, 2016, for the provisioning of services by RSG to MSG in relation to the identification of potential product candidates and project management of clinical trials, as well as other services related to clinical development, administrative, and financial activities. We refer to the services agreement between MSG and RSG and the RSI Services Agreement, collectively, as the Services Agreements.

Corporate Information

We are an exempted limited company incorporated under the laws of Bermuda on February 2, 2016 under the name Roivant Endocrinology Ltd. We changed our name to Myovant Sciences Ltd. in May 2016. We have four direct or indirect wholly owned subsidiaries: Myovant Holdings Limited, a private limited company incorporated under the laws of England and Wales, Myovant Sciences, Inc., a Delaware corporation, Myovant Sciences GmbH, a company with limited liability formed under the laws of Switzerland and Myovant Sciences Ireland Limited, a company with limited liability formed under the laws of Ireland. Our principal office is located at Suite 1, 3rd Floor, 11-12 St. James’s Square, London SW1Y 4LB, United Kingdom, and our registered office is located in Bermuda at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda. We also have business operations at Park Place, 55 Par-La-Ville Road, Hamilton HM11, Bermuda, 2000 Sierra Point Parkway, 9th floor, Brisbane, CA 94005 and c/o OBC Suisse, Aeschenvorstadt 71, 4051 Basel, Switzerland. The telephone number of our registered office in Bermuda is +44 203 318 9709.

Securities that May be Offered

We may offer common shares and preference shares, various series of debt securities and warrants to purchase any of such securities, with a total aggregate offering price of up to $300,000,000 from time to time under this prospectus, together with any applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of the offering. In addition, the selling securityholder named in this prospectus may offer up to 49,800 of our common shares. This prospectus provides you with a general description of the securities we or the selling securityholder may offer. Each time we or the selling securityholder offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	original issue discount, if any;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion, exchange or sinking fund terms, if any;

•	conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any; and

•	important Bermuda and United States federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

We and the selling securityholder may sell the securities directly to investors or through underwriters, dealers or agents. We and the selling securityholder, and our or their underwriters, dealers or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we or the selling securityholder do offer securities through underwriters, dealers or agents, we will include in the applicable prospectus supplement:

•	the names of those underwriters, dealers or agents;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the estimated net proceeds to us or the selling securityholder.

Common Shares. We may issue common shares from time to time. The selling securityholder named in this prospectus may offer up to 49,800 of our common shares issuable upon exercise of a warrant. Holders of common shares have no pre-emptive, redemption, conversion or sinking fund rights. Holders of common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares, subject to the limitations described below. Unless a different majority is required by law or by our amended and restated bye-laws, resolutions to be approved by holders of common shares require approval by a simple majority of votes cast at a meeting at which a quorum is present.

Under our amended and restated bye-laws, any U.S. person, other than any excluded person, as described below, whose controlled shares, as defined below, would constitute 9.5% or more of the total voting power of our issued share capital, would have their aggregate votes reduced by our board of directors to the extent necessary such that the controlled shares of such U.S. person will constitute less than 9.5% of the voting power of all issued and outstanding shares. These reductions will be made on an automatic basis pursuant to the procedures set forth in our bye-laws. Under these provisions, certain shareholders may have their voting rights reduced to less than one vote per share, while other shareholders may have voting rights in excess of one vote per share. Any person, including any U.S. person, whose controlled shares constituted 9.5% or more of the total voting power of our issued share capital immediately prior to our initial public offering are exempt from the foregoing voting restrictions. As a result, RSL and certain of its affiliates are exempt from these restrictions. For purposes of this paragraph, “controlled shares” means all of our shares directly, indirectly or constructively owned by any person, as determined pursuant to Sections 957 and 958 of the Internal Revenue Code and the Treasury Regulations promulgated thereunder. Further, our board of directors may determine that shares shall carry different voting rights as it reasonably determines, based on the advice of counsel, to be appropriate to avoid the existence of a U.S. person whose controlled shares constitute 9.5% or more of the total voting power of our issued share capital.

In addition, under our amended and restated bye-laws, shares shall not carry voting rights to the extent that our board of directors reasonably determines, based on the advice of counsel, that it is necessary to do so to avoid adverse tax, legal or regulatory consequences to us, any of our subsidiaries or any direct or indirect holder of our common shares or its affiliates, provided that our board of directors will use reasonable efforts to afford equal treatment to similarly situated shareholders to the extent possible under the circumstances.

In the event of our liquidation, dissolution or winding up, the holders of common shares are entitled to share equally and ratably in our assets, if any, remaining after the payment of all of our debts and liabilities, subject to any liquidation preference on any issued and outstanding preference shares.

Preference Shares. We may issue preference shares from time to time, in one or more series. Under Bermuda law and our amended and restated bye-laws, our board of directors has the authority, without further action by the shareholders (unless such shareholder action is required by applicable law or the rules of any stock exchange or market on which our securities are then traded), to establish preference shares in one or more series and to determine the designations, voting powers, preferences and rights of each series of the preference shares, as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series, any or all of which may be greater than the rights of the common shares. Such rights, preferences, powers and limitations, as may be established, could have the effect of discouraging an attempt to obtain control of our company. Any convertible preference shares we may issue will be convertible into our common shares or exchangeable for our other securities. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates.

If we sell any series of preference shares under this prospectus, we will fix the designations, voting powers, preferences and rights of such series of preference shares, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the

Securities and Exchange Commission, or the SEC, the form of any certificate of designation that describes the terms of the series of preference shares that we are offering before the issuance of the related series of preference shares. We urge you to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of preference shares being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preference shares.

Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common shares or preference shares. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates. Upon any conversion into or exchange for our common shares, the holder of such common shares will be subject to the provisions of our amended and restated bye-laws which provide that any U.S. person, other than any excluded person, whose controlled shares would constitute 9.5% or more of the total voting power of our issued share capital, will have their aggregate votes reduced by our board of directors to the extent necessary such that the controlled shares of such U.S. person will constitute less than 9.5% of the voting power of all issued and outstanding shares, all as further described above under “—Common Shares.”

The debt securities will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. Forms of indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants. We may issue warrants for the purchase of common shares, preference shares and/or debt securities in one or more series. We may issue warrants independently or together with common shares, preference shares and/or debt securities, and the warrants may be attached to or separate from these securities. Upon any purchase of common shares pursuant to the exercise of a warrant, the holder of such common shares will be subject to the provisions of our amended and restated bye-laws which provide that any U.S. person, other than any excluded person, whose controlled shares would constitute 9.5% or more of the total voting power of our issued share capital, will have their aggregate votes reduced by our board of directors to the extent necessary such that the controlled shares of such U.S. person will constitute less than 9.5% of the voting power of all issued and outstanding shares, all as further described above under “—Common Shares.”

In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental warrant agreements and forms of warrant certificates will be filed as exhibits to the registration statement or will be incorporated by reference from reports that we file with the SEC.

We will evidence each series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the Sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, as well as any amendments thereto, filed with the SEC.

Any statements in this prospectus, or incorporated herein, about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding:

•	the success and timing of our ongoing clinical trials for our lead product candidate, relugolix;

•	our plans to develop and commercialize relugolix;

•	the anticipated start dates, durations and completion dates of our ongoing and future nonclinical studies and clinical trials;

•	the anticipated designs of our future clinical trials;

•	anticipated future regulatory submissions and the timing of, and our ability to, obtain and maintain regulatory approvals for our product candidates;

•	the rate and degree of market acceptance and clinical utility of any approved product candidate;

•	our ability to quickly and efficiently identify and develop product candidates;

•	our commercialization, marketing and manufacturing capabilities and strategy;

•	continued service of our key scientific or management personnel;

•	our ability to obtain, maintain and enforce intellectual property rights for our product candidates;

•	our anticipated future cash position and cash burn rate;

•	our estimates regarding our results of operations, financial condition, liquidity, capital requirements, prospects, growth and strategies; and

•	the success of competing drugs that are or may become available.

In some cases, you can identify forward-looking statements by the words “may,” “might,” “can,” “will,” “to be,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “likely,” “continue” and “ongoing,” or the negative or plural of these terms, or other comparable terminology intended to identify statements about the future, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

You should refer to the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE SHARE DIVIDENDS

If we offer debt securities and/or preference equity securities under this prospectus, then we will, if required at that time, provide a ratio of earnings to fixed charges and/or ratio of combined fixed charges and preference dividends to earnings, respectively, in the applicable prospectus supplement for such offering.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered by us hereby. Except as described in any applicable prospectus supplement or in any free writing prospectuses that we may authorize to be provided to you in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by us hereby to fund our clinical development programs, including the clinical development programs for relugolix and MVT-602, and for working capital and other general corporate purposes. We may also use a portion of these net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any material acquisitions as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold by us pursuant to the prospectus supplement or free writing prospectus. Pending these uses, we intend to invest these net proceeds in a non-interest bearing deposit account.

We will not receive any of the proceeds from the sale of our common shares by the selling securityholder.

SELLING SECURITYHOLDER

On October 16, 2017, we entered into a Loan and Security Agreement, or the Hercules Loan Agreement, with the lenders from time to time party thereto and Hercules Capital, Inc., or Hercules, as agent for itself and the lenders. The Hercules Loan Agreement provides for up to $40 million principal amount of term loans. At closing, $25 million principal amount was funded to us and, in connection therewith, we issued a warrant to Hercules, which is exercisable for an aggregate of 49,800 of our common shares and contains “piggyback” registration rights for such common shares. The warrant is exercisable in whole or in part at any time until October 16, 2024. This prospectus covers the resale of such shares by Hercules and its trustees, pledges, donees or successors. Other than the Hercules Loan Agreement and the warrant, the selling securityholder has not had any material relationship with us since our inception in February 2016.

We will pay the fees and the expenses incurred in effecting the registration of the common shares covered by this prospectus, including, without limitation, all registration and filing fees, fees and expenses of our counsel and accountants and fees and expenses of the selling securityholder’s counsel. The selling securityholder will pay any underwriting or broker discounts and any commissions incurred by the selling securityholder in selling its common shares. The selling securityholder may sell all, some or none of its common shares included in this prospectus. See “Plan of Distribution.” The selling securityholder may also sell or transfer all or a portion of its common shares pursuant to any available exemption from the registration requirements of the Securities Act.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and provisions of our memorandum of association and amended and restated bye-laws is a summary and is qualified entirely by reference to the applicable provisions of our memorandum of association, amended and restated bye-laws and the Bermuda Companies Act 1981, as amended, or the Companies Act. For information on how to obtain copies of our memorandum of association and amended and restated bye-laws, which are exhibits to the registration statement of which this prospectus is a part, see “Where You Can Find Additional Information.”

General

We are an exempted limited company incorporated under the laws of Bermuda on February 2, 2016 under the name Roivant Endocrinology Ltd. We changed our name to Myovant Sciences Ltd. in May 2016. The objects of our business are unrestricted, and Myovant Sciences Ltd. has the capacity of a natural person. We can therefore undertake activities without restriction on our capacity.

Since our incorporation, other than a subdivision of our authorized and issued share capital and our initial public offering of common shares in November 2016, there have been no material changes to our share capital, mergers, amalgamations or consolidations of us or any of our subsidiaries, no material changes in the mode of conducting our business, and no material changes in the types of products produced or services rendered. There have been no bankruptcy, receivership or similar proceedings with respect to us or our subsidiaries. There have been no public takeover offers by third parties for our shares nor any public takeover offers by us for the shares of another company that have occurred during the last or current financial years.

Share Capital

Our authorized share capital consists of 564,111,242 common shares, $0.000017727 par value per common share. As of December 13, 2017, we had 60,989,395 common shares issued and outstanding. All of our issued and outstanding common shares are fully paid. Pursuant to our amended and restated bye-laws, subject to the requirements of the NYSE and to any resolution of the shareholders to the contrary, our board of directors is authorized to issue any of our authorized but unissued shares. There are no limitations on the right of non-Bermudians or non-residents of Bermuda to hold or vote our shares provided our common shares remain listed on an appointed stock exchange, which includes the NYSE.

Common Shares

Holders of common shares have no pre-emptive, redemption, conversion or sinking fund rights. Holders of common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares, subject to the limitations described below. Unless a different majority is required by law or by our amended and restated bye-laws, resolutions to be approved by holders of common shares require approval by a simple majority of votes cast at a meeting at which a quorum is present.

Under our amended and restated bye-laws, any U.S. person, other than any excluded person, as described below, whose controlled shares, as defined below, would constitute 9.5% or more of the total voting power of our issued share capital, would have their aggregate votes reduced by our board of directors to the extent necessary such that the controlled shares of such U.S. person will constitute less than 9.5% of the voting power of all issued and outstanding shares. These reductions will be made on an automatic basis pursuant to the procedures set forth in our amended and restated bye-laws, and are intended to reduce the risk of us becoming a CFC for U.S. federal income tax purposes as a result of more than 50% of the voting power or value of our issued and outstanding shares being owned, directly or indirectly by a United States person that possesses, directly or indirectly, 10% or more of the total voting power of our issued share capital. Under these provisions, certain shareholders may have their voting rights reduced to less than one vote per share, while other shareholders may have voting rights in excess of one vote per share. Any person, including any U.S. person, whose controlled shares constitute 9.5% or more of the total voting power of our issued share capital immediately prior to our initial public offering, will be exempt from the foregoing voting restrictions. As a result, RSL and certain of its affiliates are exempt from these restrictions. For purposes of this paragraph, “controlled shares” means all shares of Myovant Sciences Ltd. directly, indirectly or constructively owned by any person, as determined pursuant to Sections 957 and 958 of the Internal Revenue Code and the Treasury Regulations promulgated thereunder. Further, our board of directors may determine that shares shall carry different voting rights as it reasonably determines, based on the advice of counsel, to be appropriate to avoid the existence of a U.S. person whose controlled shares constitute 9.5% or more of the total voting power of our issued share capital.

In addition, under our amended and restated bye-laws, shares shall not carry voting rights to the extent that our board of directors reasonably determines, based on the advice of counsel, that it is necessary to do so to avoid adverse tax, legal or regulatory consequences to us, any of our subsidiaries or any direct or indirect holder of our common shares or its affiliates, provided that our board of directors will use reasonable efforts to afford equal treatment to similarly situated shareholders to the extent possible under the circumstances. Other than as set forth in our amended and restated bye-laws, shareholder voting rights may only be altered with the consent of our shareholders as set forth under “— Variation of Rights” below.

In the event of our liquidation, dissolution or winding up, the holders of common shares are entitled to share equally and ratably in our assets, if any, remaining after the payment of all of our debts and liabilities, subject to any liquidation preference on any issued and outstanding preference shares.

Preference Shares

Pursuant to Bermuda law and our amended and restated bye-laws, our board of directors may, by resolution, establish one or more series of preference shares having such number of shares, designations, dividend rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights, rights to elect or appoint directors and other relative participation, optional or other special rights, qualifications, limitations or restrictions as may be fixed by the board of directors without any further shareholder approval. Such rights, preferences, powers and limitations, as may be established, could have the effect of discouraging an attempt to obtain control of our company. Additionally, the issuance of preference shares may have the effect of decreasing the market price of the common shares and may adversely affect the voting power of holders of common shares and reduce the likelihood that common shareholders will receive dividend payments and payments upon liquidation.

Our board of directors will fix the designations, voting powers, preferences and rights of each series, as well as the qualifications, limitations or restrictions thereof, of the preference shares of each series that we offer under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preference shares we are offering before the issuance of that series of preference shares. This description will include:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price per share;

•	the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preference shares on any securities exchange or market;

•	whether the preference shares will be convertible into our common shares or other securities of ours, including depositary shares and warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

•	whether the preference shares will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

•	voting rights, if any, of the preference shares;

•	preemption rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preference shares will be represented by depositary shares;

•	a discussion of any material or special Bermuda or United States federal income tax considerations applicable to the preference shares;

•	the relative ranking and preferences of the preference shares as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•	any limitations on issuances of any class or series of preference shares ranking senior to or on a parity with the series of preference shares being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preference shares.

Dividend Rights

Under Bermuda law, a company may not declare or pay dividends if there are reasonable grounds for believing that (1) the company is, or would after the payment be, unable to pay its liabilities as they become due; or (2) that the realizable value of its assets would thereby be less than its liabilities. Under our amended and restated bye-laws, each common share is entitled to dividends if, as and when dividends are declared by our board of directors, subject to any preferred dividend right of the holders of any preference shares. We do not anticipate paying cash dividends in the foreseeable future.

Variation of Rights

If at any time we have more than one class of shares, the rights attaching to any class, unless otherwise provided for by the terms of issue of the relevant class, may be varied either: (1) with the consent in writing of the holders of 75% of the issued shares of that class; or (2) with the sanction of a resolution passed by a majority of the votes cast at a general meeting of the relevant class of shareholders at which a quorum consisting of at least two persons holding or representing one-third of the issued shares of the relevant class is present. Our amended and restated bye-laws specify that the creation or issue of shares ranking equally with existing shares will not, unless expressly provided by the terms of issue of existing shares, vary the rights attached to existing shares. In addition, the creation or issue of preference shares ranking prior to common shares will not be deemed to vary the rights attached to common shares or, subject to the terms of any other class or series of preference shares, to vary the rights attached to any other class or series of preference shares.

Transfer of Shares

Our board of directors may, in its absolute discretion and without assigning any reason, refuse to register the transfer of a share on the basis that it is not fully paid. Our board of directors may also refuse to recognize an instrument of transfer of a share unless it is accompanied by the relevant share certificate and such other evidence of the transferor’s right to make the transfer as our board of directors shall reasonably require or unless all applicable consents, authorizations and permissions of any governmental agency or body in Bermuda have been obtained or if it appears to our board of directors that certain tax, regulatory or legal consequences for us, any subsidiary of ours, holders of our common shares or their affiliates would result from the transfer. Subject to these restrictions, a holder of common shares may transfer the title to all or any of his common shares by completing a form of transfer in the form set out in our amended and restated bye-laws (or as near thereto as circumstances admit) or in such other common form as our board of directors may accept. The instrument of transfer must be signed by the transferor and transferee, although in the case of a fully paid share our board of directors may accept the instrument signed only by the transferor.

Meetings of Shareholders

Under Bermuda law, a company is required to convene at least one general meeting of shareholders each calendar year, which we refer to as the annual general meeting. While Bermuda law permits the shareholders to waive the requirement to hold an annual general meeting by resolution (either for a specific year or a period of time or indefinitely), our amended and restated bye-laws provide that, notwithstanding, an annual general meeting shall be held in each year.

Bermuda law provides that a special general meeting of shareholders may be called by the board of directors of a company and must be called upon the request of shareholders holding not less than 10% of the paid-up capital of the company carrying the right to vote at general meetings. Bermuda law also requires that shareholders be given at least five days’ advance notice of a general meeting, but the accidental omission to give notice to any person does not invalidate the proceedings at a meeting. Our amended and restated bye-laws provide that our principal executive officer or the chairman or any two directors or any director and the secretary or board of directors may convene an annual general meeting and our principal executive officer or the chairman or any two directors or any director and the secretary or our board of directors may convene a special general meeting. Under our amended and restated bye-laws, at least 14 days’ notice of an annual general meeting or ten days’ notice of a special general meeting must be given to each shareholder entitled to vote at such meeting. This notice requirement is subject to the ability to hold such meetings on shorter notice if such notice is agreed: (1) in the case of an annual general meeting by all of the shareholders entitled to attend and vote at such meeting; or (2) in the case of a special general meeting by a majority in number of the shareholders entitled to attend and vote at the meeting holding not less than 95% in nominal value of the shares entitled to vote at such meeting. Subject to the rules of the NYSE, the quorum required for a general meeting of shareholders is two or more persons present in person at the start of the meeting and representing in person or by proxy in excess of 50% of all issued and outstanding common shares.

Access to Books and Records and Dissemination of Information

Members of the general public have a right to inspect the public documents of a company available at the office of the Registrar of Companies in Bermuda. These documents include a company’s amended and restated memorandum of association, including its objects and powers, and certain alterations to the amended and restated memorandum of association. The shareholders have the additional right to inspect the bye-laws of the company, minutes of general meetings and the company’s audited financial statements, which must be presented in the annual general meeting. The register of members of a company is also open to inspection by shareholders and by members of the general public without charge. The register of members is required to be open for inspection for not less than two hours in any business day (subject to the ability of a company to close the register of members for not more than thirty days in a year). A company is required to maintain its share register in Bermuda but may, subject to the provisions of the Companies Act establish a branch register outside of Bermuda. A company is required to keep at its registered office a register of directors and officers that is open for inspection for not less than two hours in any business day by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.

Election and Removal of Directors

Our amended and restated bye-laws provide that our board of directors shall consist of such number of directors as the board of directors may determine. Our board of directors consists of seven directors and is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. We have three Class I directors, whose terms of office expire in 2020; two Class II directors, whose terms of office expire in 2018; and two Class III directors, whose terms of office expire in 2019. At each succeeding annual general meeting, successors to the class of directors whose term expires at the annual general meeting will be elected for a three-year term.

A shareholder holding any percentage of the common shares in issue may propose for election as a director someone who is not an existing director or is not proposed by our board of directors. Where a director is to be elected at an annual general meeting, notice of any such proposal for election must be given not less than 90 days nor more than 120 days before the anniversary of the last annual general meeting prior to the giving of the notice or, in the event the annual general meeting is called for a date that is not less than 30 days before or after such anniversary the notice must be given not later than ten days following the earlier of the date on which notice of the annual general meeting was posted to shareholders or the date on which public disclosure of the date of the annual general meeting was made. Where a director is to be elected at a special general meeting; provided, that our board of directors has determined that shareholders may nominate persons for election at such special general meeting, that notice must be given not later than seven days following the earlier of the date on which notice of the special general meeting was posted to shareholders or the date on which public disclosure of the date of the special general meeting was made.

A director may be removed, only with cause, by the shareholders, provided notice of the shareholders meeting convened to remove the director is given to the director. The notice must contain a statement of the intention to remove the director and a summary of the facts justifying the removal and must be served on the director not less than 14 days before the meeting. The director is entitled to attend the meeting and be heard on the motion for his removal.

Proceedings of Board of Directors

Our amended and restated bye-laws provide that our business is to be managed and conducted by our board of directors. Bermuda law permits individual and corporate directors and there is no requirement in our amended and restated bye-laws or Bermuda law that directors hold any of our shares. There is also no requirement in our amended and restated bye-laws or Bermuda law that our directors must retire at a certain age.

The compensation of our directors will be determined by the board of directors, and there is no requirement that a specified number or percentage of “independent” directors must approve any such determination. Our directors may also be paid all travel, hotel and other reasonable out-of-pocket expenses properly incurred by them in connection with our business or their duties as directors.

A director who discloses a direct or indirect interest in any contract or arrangement with us as required by Bermuda law will not be entitled to vote in respect of any such contract or arrangement in which he or she is interested unless the chairman of the relevant meeting of the Board of Directors determines that such director is not disqualified from voting.

Indemnification of Directors and Officers

Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to Section 281 of the Companies Act.

Our amended and restated bye-laws provide that we shall indemnify our officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty, and that we shall advance funds to our officers and directors for expenses incurred in their defense upon receipt of an undertaking to repay the funds if any allegation of fraud or dishonesty is proved. Our amended and restated bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the company, against any of the company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer. Section 98A of the Companies Act permits us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director. We have purchased and maintain a directors’ and officers’ liability policy for such purpose.

Amendment of Memorandum of Association and Bye-laws

Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders. Our amended and restated bye-laws provide that no bye-law shall be rescinded, altered or amended, and no new bye-law shall be made, unless it shall have been approved by a resolution of our board of directors and by a resolution of our shareholders. Bye-laws relating to election of directors, classes of directors, term of office of directors, removal of directors, business combinations and changes to approval threshold for rescission, alteration or amendment of bye-laws shall not be rescinded, altered or amended without a resolution of our board of directors including the affirmative vote of 66 2/3% of the directors then in office and a resolution of our shareholders including the affirmative vote of 66 2/3% of all votes entitled to be cast on the resolution.

Under Bermuda law, the holders of an aggregate of not less than 20% in par value of a company’s issued share capital or any class thereof have the right to apply to the Supreme Court of Bermuda for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment that alters or reduces a company’s share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Supreme Court of Bermuda. An application for an annulment of an amendment of the memorandum of association must be made within 21 days after the date on which the resolution altering the company’s memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their number as they may appoint in writing for the purpose. No application may be made by shareholders voting in favor of the amendment.

Amalgamations and Mergers

The amalgamation or merger of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation or merger agreement to be approved by the company’s board of directors and by its shareholders. Unless the company’s bye-laws provide otherwise, the approval of 75% of the shareholders voting at such meeting is required to approve the amalgamation or merger agreement, and the quorum for such meeting must be two or more persons holding or representing more than one-third of the issued shares of the company. Our amended and restated bye-laws provide that the approval of a simple majority of shareholders voting at a meeting to approve the amalgamation or merger agreement shall be sufficient, and the quorum for such meeting shall be two or more persons holding or representing more than 50% of the issued voting shares.

Under Bermuda law, in the event of an amalgamation or merger of a Bermuda company with another company or corporation, a shareholder of the Bermuda company who did not vote in favor of the amalgamation or merger and who is not satisfied that fair value has been offered for such shareholder’s shares may, within one month of notice of the shareholders meeting, apply to the Supreme Court of Bermuda to appraise the fair value of those shares.

Business Combinations

Although the Companies Act does not contain specific provisions regarding “business combinations” between companies organized under the laws of Bermuda and “interested shareholders,” we have included these provisions in our bye-laws. Specifically, our bye-laws contain provisions which prohibit us from engaging in a business combination with an interested shareholder for a period of three years after the date of the transaction in which the person became an interested shareholder, unless, in addition to any other approval that may be required by applicable law:

•	prior to the date of the transaction that resulted in the shareholder becoming an interested shareholder, our board of directors approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder;

•	upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of our issued and voting shares outstanding at the time the transaction commenced; or

•	after the date of the transaction that resulted in the shareholder becoming an interested shareholder, the business combination is approved by our board of directors and authorized at an annual or special general meeting of shareholders by the affirmative vote of at least 66 2/3% of our issued and outstanding voting shares that are not owned by the interested shareholder.

For purposes of these provisions, a “business combination” includes recapitalizations, mergers, amalgamations, consolidations, exchanges, asset sales, leases, certain issues or transfers of shares or other securities and other transactions resulting in a financial benefit to the interested shareholder. An “interested shareholder” is any person or entity that beneficially owns 15% or more of our issued and outstanding voting shares and any person or entity affiliated with or controlling or controlled by that person or entity.

Shareholder Suits

Class actions and derivative actions are generally not available to shareholders under Bermuda law. The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company where the act complained of is alleged to be beyond the corporate power of the company or illegal, or would result in the violation of the company’s memorandum of association or bye-laws. Furthermore, consideration would be given by a Bermuda court to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company’s shareholders than that which actually approved it.

When the affairs of a company are being conducted in a manner that is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Supreme Court of Bermuda, which may make such order as it sees fit, including an order regulating the conduct of the company’s affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company.

Our amended and restated bye-laws contain a provision by virtue of which our shareholders waive any claim or right of action that they have, both individually and on our behalf, against any director or officer in relation to any action or failure to take action by such director or officer, except in respect of any fraud or dishonesty of such director or officer. We have been advised by the SEC that in the opinion of the SEC, the operation of this provision as a waiver of the right to sue for violations of federal securities laws would likely be unenforceable in U.S. courts.

Capitalization of Profits and Reserves

Pursuant to our amended and restated bye-laws, our board of directors may (1) capitalize any part of the amount of our share premium or other reserve accounts or any amount credited to our profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata (except in connection with the conversion of shares) to the shareholders; or (2) capitalize any sum standing to the credit of a reserve account or sums otherwise available for dividend or distribution by paying up in full, partly paid or nil paid shares of those shareholders who would have been entitled to such sums if they were distributed by way of dividend or distribution.

Untraced Shareholders

Our amended and restated bye-laws provide that our board of directors may forfeit any dividend or other monies payable in respect of any shares that remain unclaimed for six years from the date when such monies became due for payment. In addition, we are entitled to cease sending dividend warrants and checks by post or otherwise to a shareholder if such instruments have been returned undelivered to, or left uncashed by, such shareholder on at least two consecutive occasions or, following one such occasion, reasonable enquires have failed to establish the shareholder’s new address. This entitlement ceases if the shareholder claims a dividend or cashes a dividend check or a warrant.

Certain Provisions of Bermuda Law

We have been designated by the Bermuda Monetary Authority as a non-resident for Bermuda exchange control purposes. This designation allows us to engage in transactions in currencies other than the Bermudan dollar, and there are no restrictions on our ability to transfer funds (other than funds denominated in Bermudan dollars) in and out of Bermuda or to pay dividends to U.S. residents who are holders of our common shares.

The Bermuda Monetary Authority has given its consent for the issue and free transferability of any of our shares, warrants and other securities to and between residents and non-residents of Bermuda for exchange control purposes, provided our shares remain listed on an appointed stock exchange, which includes the NYSE. Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the Bermuda Monetary Authority as to our performance or our creditworthiness. Accordingly, in giving such consent or permissions, neither the Bermuda Monetary Authority nor the Registrar of Companies in Bermuda shall be liable for the financial soundness, performance or default of our business or for the correctness of any opinions or statements expressed in this prospectus. Certain issues and transfers of common shares involving persons deemed resident in Bermuda for exchange control purposes require the specific consent of the Bermuda Monetary Authority. We have sought and have obtained a specific permission from the Bermuda Monetary Authority for the issue and transfer of our common shares up to the amount of our authorized capital from time to time, and options, warrants, depository receipts, rights, loan notes, debt instruments and our other securities to persons resident and non-resident for exchange control purposes with the need for prior approval of such issue or transfer.

In accordance with Bermuda law, share certificates are only issued in the names of companies, partnerships or individuals. In the case of a shareholder acting in a special capacity (for example as a trustee), certificates may, at the request of the shareholder, record the capacity in which the shareholder is acting. Notwithstanding such recording of any special capacity, we are not bound to investigate or see to the execution of any such trust.

Transfer Agent and Registrar

A register of holders of the common shares will be maintained by Conyers Corporate Services (Bermuda) Limited in Bermuda, and a branch register will be maintained in the United States by American Stock Transfer & Trust Company, LLC, which also serves as transfer agent. The transfer agent’s address is 6201 15th Avenue, Brooklyn, New York 11219.

The transfer agent for any series of preference shares that we may offer under this prospectus will be named and described in the prospectus supplement for that series.

Listing

Our common shares are listed on the NYSE under the trading symbol “MYOV.”

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indentures is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common shares or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common shares or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Upon any conversion into or exchange for our common shares, the holder of such common shares will be subject to the provisions of our amended and restated bye-laws which provide that any U.S. person, other than any excluded person, whose controlled shares would constitute 9.5% or more of the total voting power of our issued share capital, will have their aggregate votes reduced by our board of directors to the extent necessary such that the controlled shares of such U.S. person will constitute less than 9.5% of the voting power of all issued and outstanding shares, all as further described above under “Description of Share Capital — Common Shares.”

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

•	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Description of Debt Securities — Consolidation, Merger or Sale;”

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities — General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may issue under this prospectus, which may consist of warrants to purchase common shares, preference shares or debt securities and may be issued in one or more series. Warrants may be issued independently or together with common shares, preference shares or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, if any, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants being offered, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•	in the case of warrants to purchase common shares or preference shares, the number of common shares or preference shares, as the case may be, purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	the terms of any rights to force the exercise of the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of any material or special Bermuda or United States federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants to purchase common shares or preference shares, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Upon any purchase of common shares pursuant to the exercise of a warrant, the holder of such common shares will be subject to the provisions of our amended and restated bye-laws which provide that any U.S. person, other than any excluded person, whose controlled shares would constitute 9.5% or more of the total voting power of our issued share capital, will have their aggregate votes reduced by our board of directors to the extent necessary such that the controlled shares of such U.S. person will constitute less than 9.5% of the voting power of all issued and outstanding shares, all as further described above under “Description of Share Capital — Common Shares.”

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “— Special Situations When A Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

•	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•	an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security;

•	we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, nor will we or any applicable trustee supervise the depositary in any way;

•	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We or the selling securityholder may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We or the selling securityholder may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We or the selling securityholder may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We or the selling securityholder may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

•	on or through the facilities of the NYSE or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•	to or through a market maker otherwise than on NYSE or such other securities exchanges or quotation or trading services.

Such at-the-market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters, if any;

•	the purchase price of the securities and the proceeds we or the selling securityholder will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us or the selling securityholder;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We or the selling securityholder may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We or the selling securityholder may use underwriters with whom we or they have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We or the selling securityholder may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any such agent will act on a best-efforts basis for the period of its appointment.

We or the selling securityholder may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We or the selling securityholder may provide agents and underwriters with indemnification against civil liabilities related to offerings pursuant to this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us or the selling securityholder in the ordinary course of business. The selling securityholder will indemnify us against certain civil liabilities related to offerings pursuant to this prospectus, including liabilities under the Securities Act, and we will be entitled to contribution from the selling securityholder with respect to those liabilities.

All securities we offer, other than common shares, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the NYSE may engage in passive market making transactions in the securities on the NYSE in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by Conyers Dill & Pearman Limited, our special Bermuda counsel. Cooley LLP will pass upon legal matters for us regarding the validity of the debt securities and warrants under New York law.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2017, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst  & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities offered under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference. Neither we nor the selling securityholder have authorized anyone else to provide you with different information. Neither we nor the selling securityholder is making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement, as well as any other document filed by us with the SEC, at the

SEC’s Public Reference Room at 100 F Street NE, Washington, D.C. 20549. You can also request copies of these documents by writing to the SEC and paying a fee for the copying cost. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including Myovant. The address of the SEC website is www.sec.gov.

We maintain a website at www.myovant.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus is 001-37929. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this document:

•	our Annual Report on Form 10-K for the fiscal year ended March 31, 2017, filed with the SEC on June 14, 2017;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended March 31, 2017 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed) filed with the SEC on July 21, 2017;

•	our Quarterly Report on Form 10-Q for the fiscal quarters ended June 30, 2017 and September 30, 2017 filed with the SEC on August 10, 2017 and November 13, 2017, respectively;

•	our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on April 3, 2017, as amended on April 27, 2017, August 23, 2017 and October 16, 2017; and

•	the description of our common shares, which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed with the SEC on October 24, 2016, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to: Myovant Sciences Ltd., Attn: Investor Relations, 2000 Sierra Point Parkway, 9th Floor Brisbane, CA 94005, telephone: 650-238-0250.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR

SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

MYOVANT SCIENCES LTD.

$300,000,000

Common Shares

Preference Shares

Debt Securities

Warrants

and

49,800 Common Shares Offered by the Selling Securityholder

PROSPECTUS

                , 2017

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

Amount to be paid
Registration fee		$37,423.17
FINRA Filing fee		*
Printing and engraving expenses		*
Legal fees and expenses		*
Trustee’s and transfer agent’s fees and expenses		*
Accounting fees and expenses		*
Rating agency fees		*
Miscellaneous		*

TOTAL	$	*

*	These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Officers and Directors

Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act.

We have adopted provisions in our bye-laws that provide that we shall indemnify our officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. Our bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the company, against any of the company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer. Section 98A of the Companies Act permits us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director. We have purchased and maintain a directors’ and officers’ liability policy for such a purpose.

We have entered into indemnification agreements with each of our directors and executive officers. These indemnification agreements provide the directors and executive officers with contractual rights to indemnification and expense advancement that are, in some cases, broader than the specific indemnification provisions contained under Bermuda law. These indemnification agreements may require us, among other things, to indemnify our directors against liabilities that may arise by reason of their status or service as directors, other than liabilities arising from willful misconduct. These indemnification agreements also may require us to advance any expenses incurred by the directors as a result of any proceeding against them as to which they could be indemnified. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

The foregoing may reduce the likelihood of derivative litigation against our directors and executive officers and may discourage or deter shareholders or management from suing directors or executive officers for breaches of their duty of care, even though such actions, if successful, might otherwise benefit the company and our shareholders.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification by the registrant.

The underwriting agreement that we or the selling securityholder may enter into, Exhibit 1.1 to this Registration Statement, will provide for indemnification by any underwriters of the company, our directors, our officers who sign the registration statement and our controlling persons, if any, and the selling securityholder for some liabilities, including liabilities arising under the Securities Act.

Item 16.	Exhibits and Financial Statement Schedules

Exhibit Number	Description of Document

1.1	Form of Underwriting Agreement (1)

3.1	Certificate of Incorporation (2)

3.2	Memorandum of Association (3)

3.3	Second Amended and Restated Bye-laws (4)

4.1	Form of Debt Indenture between the Registrant and one or more trustees to be named (5)

4.2	Form of Note (1)

4.3	Form of Common Share Warrant Agreement and Warrant Certificate (6)

4.4	Form of Preference Share Warrant Agreement and Warrant Certificate (7)

4.5	Form of Debt Securities Warrant Agreement and Warrant Certificate (8)

4.6	Form of Certificate of Designations of Preference Shares (1)

4.7	Warrant Agreement, dated October 16, 2017, issued to Hercules Capital, Inc.(9)

5.1	Opinion of Conyers Dill & Pearman Limited as to legality

5.2	Opinion of Cooley LLP

12.1	Statement Regarding Computation of Ratios (1)

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1)

23.3	Consent of Cooley LLP (included in Exhibit 5.2)

24.1	Power of Attorney (10)

25.1	Statement of Eligibility of Trustee under the Debt Indenture (1)

(1)	To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, if applicable.
(2)	Previously filed as Exhibit 3.1 of the Registrant’s Registration Statement on Form S-1 (File No. 333-213891), filed on September 30, 2016, and incorporated by reference herein.
(3)	Previously filed as Exhibit 3.2 of the Registrant’s Registration Statement on Form S-1 (File No. 333-213891), filed on September 30, 2016, and incorporated by reference herein.
(4)	Previously filed as Exhibit 3.4 of the Registrant’s Amendment No. 2 to Registration Statement on Form S-1/A (File No. 333-213891) filed on October 17, 2016, and incorporated by reference herein.
(5)	Previously filed as Exhibit 4.1 of the Registrant’s Registration Statement on Form S-3 (File No. 333-221526) filed on November 13, 2017, and incorporated by reference herein.
(6)	Previously filed as Exhibit 4.3 of the Registrant’s Registration Statement on Form S-3 (File No. 333-221526) filed on November 13, 2017, and incorporated by reference herein.
(7)	Previously filed as Exhibit 4.4 of the Registrant’s Registration Statement on Form S-3 (File No. 333-221526) filed on November 13, 2017, and incorporated by reference herein.
(8)	Previously filed as Exhibit 4.5 of the Registrant’s Registration Statement on Form S-3 (File No. 333-221526) filed on November 13, 2017, and incorporated by reference herein.
(9)	Previously filed as Exhibit 4.1 of the Registrant’s Current Report on Form 8-K (File No. 001-37929) filed on October 16, 2017, and incorporated by reference herein.
(10)	Previously filed as Exhibit 24.1 of the Registrant’s Registration Statement on Form S-3 (File No. 333-221526) filed on November 13, 2017, and incorporated by reference herein.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statements or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That for purposes of determining any liability under the Securities Act, (i) the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act shall be deemed to be a part of the registration statement as of the time it was declared effective; and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Brisbane, California, on December 15, 2017.

MYOVANT SCIENCES LTD.

By:	/s/ Lynn Seely
Lynn Seely
(Principal Executive Officer and Director)

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lynn Seely Lynn Seely	Principal Executive Officer and Director	December 15, 2017

/s/ Frank Karbe Frank Karbe	Principal Financial and Accounting Officer	December 15, 2017

* Mark Altmeyer	Director	December 15, 2017

* Wayne DeVeydt	Director	December 15, 2017

* Keith Manchester	Director	December 15, 2017

* Vivek Ramaswamy	Director	December 15, 2017

* Kathleen Sebelius	Director	December 15, 2017

* Terrie Curran	Director	December 15, 2017

*By:	/s/ Frank Karbe
Frank Karbe
Attorney-in-fact